   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST (XX), 1998
                                                       REGISTRATION NO. 333-4676
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                       POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        DIGITAL GENERATION SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               CALIFORNIA                               94-3104772
        (STATE OF INCORPORATION)            (IRS EMPLOYER IDENTIFICATION NO.)

                               875 BATTERY STREET
                        SAN FRANCISCO, CALIFORNIA 94111
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                             1992 STOCK OPTION PLAN
                       1996 EMPLOYEE STOCK PURCHASE PLAN
                        1995 DIRECTOR STOCK OPTION PLAN
                           (FULL TITLE OF THE PLANS)

                               HENRY W. DONALDSON
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        DIGITAL GENERATION SYSTEMS, INC.
                               875 BATTERY STREET
                        SAN FRANCISCO, CALIFORNIA 94111
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (415) 276-6600
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                             JOHN B. GOODRICH, ESQ.
                       WILSON, SONSINI, GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

     The filing fee was previously paid.

     In the original filing, the Employee Stock Purchase Plan was listed as the 1995 Employee Stock Purchase Plan, but should have been listed as the 1996 Employee Stock Purchase Plan, the stated number of shares subject to the 1996 Employee Stock Purchase Plan was 500,000, but is being corrected by this amendment to be stated as 250,000 shares registered under the 1996 Employee Stock Purchase Plan.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     THIS INFORMATION IS BEING INCLUDED IN THIS AMENDMENT ONLY BECAUSE THE ORIGINAL FILING WAS A PAPER FILING. THE ONLY CHANGE IS TO RESTATE THE NAME OF THE 1996 EMPLOYEE STOCK PURCHASE PLAN (WHICH WAS FORMERLY STATED AS THE 1995 EMPLOYEE STOCK PURCHASE PLAN).

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INFORMATION INCORPORATED BY REFERENCE.

     There are hereby incorporated by reference in this registration statement the following documents and information heretofore filed with the Securities and Exchange Commission:

          1. The Company's prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 (the "Securities Act") in connection with the effectiveness of the Company's Registration Statement on Form S-1 filed on December 8, 1995, as amended.

          2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

          3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated January 25, 1996, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Counsel for the Company, Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304-1050, has rendered an opinion to the effect that the Common Stock offered hereby will, when issued in accordance with the registrant's Amended 1992 Stock Option Plan, 1995 Director Stock Option Plan, and 1996 Employee Stock Purchase Plan, be legally and validly issued, fully paid and non-assessable. A member of such law firm and individual and investment partnerships of which members of such law firm are partners beneficially own approximately 11,032 shares of the Company's Common Stock. In addition, such member holds an option to purchase 2,500 shares of Common Stock at $7.00 per share under the registrant's Amended 1992 Stock Option Plan.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Company's Articles of Incorporation, as amended, limit the liability of the Company's directors for monetary damages arising from breach of their fiduciary duty, except to the extent otherwise required by the California Corporations Code.
Article VI of the Company's Bylaws provides for indemnification of the Company's directors, officers, employees, and other agents to the maximum extent permitted by the California Corporations Code.

     Kevin Compton has been indemnified by the various Kleiner Perkins Caufield & Byers Funds and Jeffrey M. Drazan has been indemnified by the various Sierra Ventures Funds which hold shares in the Company in connection with any liabilities resulting from their positions as Directors of the Company.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

    EXHIBIT
    NUMBER                            DESCRIPTION
    -------                           -----------
     4.4      1996 Employee Stock Purchase Plan
    23.1      Consent of Arthur Andersen LLP

ITEM 9. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, of California, on July 24, 1998.

                                          DIGITAL GENERATION SYSTEMS, INC.

                                          By:    /s/ HENRY W. DONALDSON
                                                     Henry W. Donaldson
                                                  Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                      TITLE                      DATE
                     ---------                                      -----                      ----

              /s/ HENRY W. DONALDSON                 President, Chief Executive Officer    July 24, 1998
---------------------------------------------------  and Director (Principal Executive
                Henry W. Donaldson                   Officer)

               /s/ PAUL W. EMERY, II                 Chief Financial Officer (Principal    July 31, 1998
---------------------------------------------------  Financial and Accounting Officer)
                 Paul W. Emery, II

               /s/ KEVIN R. COMPTON                  Director                              July 29, 1998
---------------------------------------------------
                 Kevin R. Compton

               /s/ JEFFREY M. DRAZAN                 Director                             August 3, 1998
---------------------------------------------------
                 Jeffrey M. Drazan

               /s/ RICHARD H. HARRIS                 Director                            August 10, 1998
---------------------------------------------------
                 Richard H. Harris

              /s/ LAWRENCE D. LENIHAN                Director                             August 3, 1998
---------------------------------------------------
                Lawrence D. Lenihan

              /s/ LEONARD S. MATTHEWS                Director                              July 29, 1998
---------------------------------------------------
                Leonard S. Matthews

              /s/ HENRY W. DONALDSON                 Attorney-in-Fact                      July 24, 1998
---------------------------------------------------
                Henry W. Donaldson